iWallet Corporation | 7394 Trade Street | San Diego, CA 92196-3418 | (800) 508-5042

July 13, 2021

To: iWallet Debenture Holders

Dear Sir/Madam:

We refer to the secured convertible debentures issued by iWallet Corporation (the “Company”), dated April 30, 2015 and June 30, 2015 (the “Debenture”) issued to the undersigned debentureholder (the “Debentureholder”). The Company is requesting permission to extend the Maturity Date (as defined in the Debenture) until April 30, 2022. Capitalized terms not otherwise defined shall have the same meaning ascribed to them in the Debenture.

The Company and the Debentureholder hereby amends the Debentures as follows:

1. Each reference to the Maturity Date in the Debenture shall be amended to reflect “April 30, 2022”.

All other terms of the Debenture shall remain in full force and effect unamended and time shall continue to be of the essence.

If you are in agreement with the terms and conditions of this letter, please sign and return to my attention.

Yours truly,

IWALLET CORPORATION

By: /s/ Steve Cabouli

“Authorized Signing Officer”

The undersigned hereby acknowledges and consents to the above noted amendment, extending the Maturity Date until April 30, 2022.

If Debentureholder is a corporation, trust, partnership or other entity:	If Debentureholder is an individual:

Fortius Research & Trading Corp
Name of Entity	Signature

/s/ Anthony Durkacz
Signature of Person Signing	Name of Individual

President
Title of Person Signing